Exhibit 99.2
V E R I S    R E S I D  E  N  T  I  A  L,    I N C.
NEWS RELEASE
For Immediate Release
Veris Residential, Inc.
Reports Second Quarter 2022 Results
Jersey City, New Jersey –  (August 3, 2022)  – Veris Residential, Inc. (NYSE: VRE) (the “Company”) today reported results for the second quarter 2022.
SECOND QUARTER 2022 HIGHLIGHTS
–Net income of $0.25 per share
–Core Funds from Operations (“Core FFO”) per share of $0.15
–The 6,691-unit operating multifamily portfolio and Same Store 5,825-unit operating multifamily portfolio were 97.1% and 96.8% occupied, respectively, as of June 30, 2022
–Same Store Net Operating Income ("NOI") for the operating multifamily portfolio increased year-over-year and quarter-over-quarter by 28.0% and 8.2%, respectively, reflecting higher occupancy, lower concessions and increasing market rents
–Second quarter 2022 multifamily Blended Net Rental Growth Rate of 21%
–Strong leasing momentum continues at Haus25, a 750-unit property located in Jersey City, NJ, which was 66% leased as of July 31, 2022 with 494 leases signed since leasing commenced on April 6, 2022
–Completed acquisition of The James, a Class-A 240-unit property located in Park Ridge, NJ for $129.6 million subsequent to quarter end
–The Hyatt Hotel and 23 Main Street, the Company's last suburban office property, are under binding contracts for a total sales price of $132.25 million, which dispositions are expected to generate $19.6 million of net proceeds to the Company
–Refinanced the construction loan for RiverHouse 9 in Port Imperial with a five-year $110 million floating-rate loan at an interest margin of 1.21% over SOFR and a two-year cap at a strike rate of 3.0%
–76% of total debt is fixed and/or hedged with a weighted average maturity of five years
–Released 2021 ESG report, including commitment to 50% emissions reduction as validated by the Science Based Targets initiative (SBTi) and achieved independent sector leading ESG rankings

Mahbod Nia, Chief Executive Officer, commented: “Our multifamily portfolio posted another quarter of sector-leading same store rental and NOI growth, reflecting the significant steps we have taken over the past 18 months to reposition the portfolio and enhance our operational platform. We also saw continued leasing velocity at Haus25, which is now 66% leased and almost 50% occupied.

We continued to make progress in our strategic transformation with the acquisition of The James now complete and binding agreements in place to dispose of two additional non-core assets. The multifamily portfolio now constitutes 83% of the Company's NOI on a pro forma basis, up from 39% as of the end of the first quarter of 2021, and approximately 1,900 multifamily units have been added to our portfolio, representing growth of over 30% during this time."

FINANCIAL HIGHLIGHTS
Net income (loss) available to common shareholders for the quarter ended June 30, 2022 was $26.4 million, or $0.25 per share, compared to $(72.1) million, or $(0.81) per share, for the quarter ended June 30, 2021.
FFO for the quarter ended June 30, 2022 was $63.8 million, or $0.64 per share, compared to $(47.5) million, or $(0.48) per share, for the quarter ended June 30, 2021.
For the second quarter 2022, Core FFO was $15.3 million, or $0.15 per share, compared to $15.3 million, or $0.15 per share, for the quarter ended June 30, 2021.

For more information and a reconciliation of FFO, Core FFO, Adjusted EBITDA and NOI to net income (loss) attributable to common shareholders, please refer to the following pages and the Company’s Supplemental Operating and Financial Data package for the second quarter 2022. Please note that all presented per share amounts are on a diluted basis.

MULTIFAMILY PORTFOLIO HIGHLIGHTS
The Company’s 6,691-unit operating multifamily portfolio and Same Store 5,825-unit operating multifamily portfolio were 97.1%and 96.8% occupied, respectively, as of June 30, 2022.

Same Store NOI for the operating multifamily portfolio increased year-over-year and quarter-over-quarter by 28.0% and 8.2%, respectively, reflecting higher occupancy, lower concessions and increasing market rents. The three lease-up properties that stabilized in the fourth quarter 2021, the Upton in Short Hills, NJ, Capstone in West New York, NJ, and RiverHouse 9 in Weehawken, NJ, contributed $3.9 million to NOI for the second quarter 2022, an increase of 4.1% compared to the first quarter 2022.

Second quarter 2022 multifamily Blended Net Rental Growth Rate was 21%.

The Company also received its share of proceeds from the sale of its Urby tax credit during the quarter, which totaled $2.6 million and was included in Core FFO consistent with previous years.

Multifamily Development
Haus25, a 750-unit property located at 25 Christopher Columbus in Jersey City, NJ was 66% leased as of July 31, 2022. The property has signed 494 leases since commencing leasing on April 6, 2022.
OFFICE PORTFOLIO HIGHLIGHTS
As of June 30, 2022, the Company’s consolidated office portfolio, comprised of 4.3 million rentable square feet across six operational properties, was 73.0% leased, while the Waterfront office portfolio was 70.6% leased.
The Company leased 24,200 square feet in the second quarter 2022.

TRANSACTION ACTIVITY
Non-Strategic Asset Dispositions
In the second quarter 2022, the Company signed binding contracts to dispose of the Hyatt Hotel in Jersey City, NJ and 23 Main Street in Holmdel, NJ, the Company's last remaining suburban office property, for a total sales price of $132.25 million. These dispositions are expected to generate $19.6 million in net proceeds to the Company.

Land Dispositions
In the second quarter 2022, the Company completed the sale of two land parcels, one in Weehawken, NJ and one in Jersey City, NJ for a total sales price of $100 million.
Two land parcels located in Hudson County, NJ remain under binding contract for a total sales price of $25.5 million.
Acquisitions
On July 21, 2022, the Company completed the acquisition of The James, a Class-A 240-unit property located in Park Ridge, NJ for a purchase price of $129.6 million. The James was 96.7% occupied as of July 18, 2022.
BALANCE SHEET/CAPITAL MARKETS
As of June 30, 2022, the Company had a debt-to-undepreciated assets ratio of 45.2%. Total liquidity was $203 million, comprised of $29 million of unrestricted cash and $174 million of availability under the revolving credit facility. The drawn balance under the revolving credit facility was $76 million.
On June 21, 2022, the Company refinanced the $90 million construction loan for RiverHouse 9 in Port Imperial with a five-year $110 million floating-rate loan at an interest margin of 1.21% over SOFR, simultaneously purchasing a two-year SOFR cap at a strike rate of 3.0%.

76% of the Company’s total debt portfolio (consolidated and unconsolidated) is hedged or fixed at a weighted average interest rate of 3.69% with a weighted average maturity of five years.
ESG

During the quarter, the Company released its 2021 ESG report detailing the progress it has made in becoming a more responsible, sustainable, and inclusive owner, operator, and developer, while continuing its pursuit of long-term value creation for shareholders. The Company is on track to meet its target to reduce its Scope 1 and 2 emissions by 50% by 2030 (compared to 2019), a goal which was validated by the SBTi.

As of June 6 2022, Veris Residential has earned a QualityScore rating of "1" for both Environmental and Social disclosures, up from 9 and 8, respectively, since October 2020, from Institutional Shareholder Services (ISS). The ISS QualityScore is designed to help investors monitor the ESG risks in their portfolio companies. Scores are provided on a scale from 1 to 10, with 10 being the highest risk rating.

Also, as of July 2022, the Company saw a 26% year-over-year increase in its Arabesque S-Ray score, included in Glass Lewis’ Proxy Paper research reports, placing the Company above the 90th percentile in the Finance sector.

CONFERENCE CALL/SUPPLEMENTAL INFORMATION
An earnings conference call with management is scheduled for August 4, 2022 at 8:30 a.m. Eastern Time, and will be broadcast live via the Internet at: http://investors.verisresidential.com/corporate-overview.

The live conference call is also accessible by dialing (844) 825-9789 (domestic) or (412) 317-5180 (international) and requesting the Veris Residential second quarter 2022 earnings conference call

The conference call will be rebroadcast on Veris Residential, Inc.’s website at http://investors.verisresidential.com/corporate-overview beginning at 10:30 a.m. Eastern Time on August 4, 2022.

A replay of the call will also be accessible August 4, 2022 through September 4, 2022 by calling (844) 512-2921 (domestic) or (412) 317-6671 (international) and using the passcode, 10168446.
Copies of Veris Residential, Inc.’s second quarter 2022 Form 10-Q and second quarter Supplemental Operating and Financial Data are available on Veris Residential, Inc.’s website, as follows:

Second Quarter 2022 Form 10-Q:
http://investors.verisresidential.com/sec-filings
Second Quarter 2022 Supplemental Operating and Financial Data:
http://investors.verisresidential.com/quarterly-supplementals
In addition, once filed, these items will be available upon request from:
Veris Residential, Inc. Investor Relations Department
Harborside 3, 210 Hudson St., Ste. 400, Jersey City, New Jersey 07311
NON-GAAP FINANCIAL MEASURES
Included in this press release are Funds from Operations, or FFO, Core Funds from Operations, or Core FFO, net operating income, or NOI and Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization, or Adjusted EBITDA, each a “non-GAAP financial measure”, measuring Veris Residential, Inc.’s historical or future financial performance that is different from measures calculated and presented in accordance with generally accepted accounting principles (“U.S. GAAP”), within the meaning of the applicable Securities and Exchange Commission rules. Veris Residential, Inc. believes these metrics can be an useful measure of its performance which is further defined below.
For reconciliation of FFO and Core FFO to Net Income (Loss), please refer to the following pages. For reconciliation of NOI, and Adjusted EBITDA to Net Income (Loss), please refer to the Company’s disclosure in the Quarterly Financial and Operating Data package for the second quarter 2022.
FFO
FFO is defined as net income (loss) before noncontrolling interests in Operating Partnership, computed in accordance with U.S. GAAP, excluding gains or losses from depreciable rental property transactions (including both acquisitions and dispositions), and impairments related to depreciable rental property, plus real estate-related depreciation and amortization. The Company believes that FFO per share is helpful to investors as one of several measures of the performance of an equity REIT. The Company further believes that as FFO per share excludes the effect of depreciation, gains (or losses) from property transactions and impairments related to depreciable rental property (all of which are based on historical costs which may be of limited relevance in evaluating current performance), FFO per share can facilitate comparison of operating performance between equity REITs.
FFO per share should not be considered as an alternative to net income available to common shareholders per share as an indication of the Company’s performance or to cash flows as a measure of liquidity. FFO per share presented herein is not necessarily comparable to FFO per share presented by other real estate companies due to the fact that not all real estate companies use the same definition. However, the Company’s FFO per share is comparable to the FFO per share of real estate companies that use the current definition of the National Association of Real Estate Investment Trusts (“Nareit”). A reconciliation of net income per share to FFO per share is included in the financial tables accompanying this press release.
Core FFO
Core FFO is defined as FFO, as adjusted for certain items to facilitate comparative measurement of the Company's performance over time. Core FFO is presented solely as supplemental disclosure that the Company's management believes provides useful information to investors and analysts of its results, after adjusting for certain items to facilitate comparability of its performance from period to period. Core FFO is a non-GAAP financial measure that is not intended to represent cash flow and is not indicative of cash flows provided by operating activities as determined in accordance with GAAP. As there is not a generally accepted definition established for Core FFO, the Company's measures of Core FFO may not be comparable to the Core FFO reported by other REITs. A reconciliation of net income per share to Core FFO in dollars and per share is included in the financial tables accompanying this press release.
NOI and Same Store NOI
NOI represents total revenues less total operating expenses, as reconciled to net income above. The Company considers NOI to be a meaningful non-GAAP financial measure for making decisions and assessing unlevered performance of its property types and markets, as it relates to total return on assets, as opposed to levered return on equity. As properties are considered for sale and acquisition based on NOI estimates and projections, the Company utilizes this measure to make investment decisions, as well as compare the performance of its assets to those of its peers.

NOI should not be considered a substitute for net income, and the Company’s use of NOI may not be comparable to similarly titled measures used by other companies. The Company calculates NOI before any allocations to noncontrolling interests, as those interests do not affect the overall performance of the individual assets being measured and assessed.
Same Store NOI is presented for the same store portfolio, which comprises all properties that were owned by the Company throughout both of the reporting periods.
Blended Net Rental Growth Rate
Weighted average of the net effective change in rent (inclusive of concessions) for a lease with a new resident or for a renewed lease compared to the rent for the prior lease of the identical apartment unit.
ABOUT THE COMPANY
Veris Residential, Inc. is a forward-thinking, environmentally- and socially-conscious real estate investment trust (REIT) that primarily owns, operates, acquires, and develops holistically-inspired, Class A multifamily properties that meet the sustainability-conscious lifestyle needs of today's residents while seeking to positively impact the communities it serves and the planet at large. The company is guided by an experienced management team and Board of Directors and is underpinned by leading corporate governance principles, a best-in-class and sustainable approach to operations, and an inclusive culture based on equality and meritocratic empowerment.
For additional information on Veris Residential, Inc. and our properties available for lease, please visit http://www.verisresidential.com/.
The information in this press release must be read in conjunction with, and is modified in its entirety by, the Quarterly Report on Form 10-Q (the “10-Q”) filed by the Company for the same period with the Securities and Exchange Commission (the “SEC”) and all of the Company’s other public filings with the SEC (the “Public Filings”). In particular, the financial information contained herein is subject to and qualified by reference to the financial statements contained in the 10-Q, the footnotes thereto and the limitations set forth therein. Investors may not rely on the press release without reference to the 10-Q and the Public Filings.
We consider portions of this information, including the documents incorporated by reference, to be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of such act. Such forward-looking statements relate to, without limitation, our future economic performance, plans and objectives for future operations and projections of revenue and other financial items. Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “potential,” “projected,” “should,” “expect,” “anticipate,” “estimate,” “target,” “continue” or comparable terminology. Forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions at the time made, we can give no assurance that such expectations will be achieved. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements and are advised to consider the factors listed above together with the additional factors under the heading "Disclosure Regarding Forward-Looking Statements" and "Risk Factors" in the Company's Annual Report on Form 10-K, as may be supplemented or amended by the Company's Quarterly Reports on Form 10-Q, which are incorporated herein by reference. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise, except as required under applicable law.
In addition, the extent to which the ongoing COVID-19 pandemic impacts us and our tenants and residents will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the actions taken to contain the pandemic or mitigate its impact, and the direct and indirect economic effects of the pandemic and containment measures, among others.

Investors
Anna Malhari
Chief Operating Officer
investors@verisresidential.com
Media
Amanda Shpiner/Grace Cartwright
Gasthalter & Co.
212-257-4170
veris-residential@gasthalter.com

Veris Residential, Inc.
Consolidated Statements of Operations
(In thousands, except per share amounts) (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
REVENUES	2022	2021	2022	2021
Revenue from leases	$68,490	$67,376	$132,832	$131,587
Real estate services	897	2,593	1,807	5,119
Parking income	4,754	3,484	8,931	6,570
Hotel income	4,536	2,714	5,953	3,767
Other income	1,149	3,520	27,936	7,177
Total revenues	79,826	79,687	177,459	154,220

EXPENSES
Real estate taxes	12,032	12,010	24,532	23,629
Utilities	3,477	3,151	7,410	7,243
Operating services	18,706	18,943	37,106	34,265
Real estate services expenses	2,920	3,213	5,283	6,531
General and administrative	11,582	18,066	31,056	32,052
Transaction related costs	1,345	2,745	1,345	2,745
Depreciation and amortization	27,733	28,498	53,851	56,276
Property impairments	—	6,041	—	6,041
Land and other impairments, net	3,900	7,519	6,832	7,932
Total expenses	81,695	100,186	167,415	176,714

OTHER (EXPENSE) INCOME
Interest expense	(17,707)	(16,554)	(32,733)	(34,164)
Interest and other investment income (loss)	189	95	347	112
Equity in earnings (loss) of unconsolidated joint ventures	2,638	349	2,151	(1,107)
Realized gains (losses) and unrealized gains (losses) on disposition of rental property, net	—	3,521	1,836	3,521
Gain on disposition of developable land	55,125	111	57,748	111
Gain (loss) from extinguishment of debt, net	(129)	(46,735)	(6,418)	(46,735)
Total other income (expense)	40,116	(59,213)	22,931	(78,262)
Income (loss) from continuing operations	38,247	(79,712)	32,975	(100,756)

Discontinued operations:
Income from discontinued operations	843	3,601	1,588	15,385
Realized gains (losses) and unrealized gains (losses) on disposition of rental property and impairments, net	(4,440)	2,080	(4,440)	24,861
Total discontinued operations, net	(3,597)	5,681	(2,852)	40,246
Net income (loss)	34,650	(74,031)	30,123	(60,510)
Noncontrolling interests in consolidated joint ventures	784	1,198	1,758	2,533
Noncontrolling interests in Operating Partnership of income from continuing operations	(3,029)	7,742	(2,064)	10,122
Noncontrolling interests in Operating Partnership in discontinued operations	334	(517)	267	(3,659)
Redeemable noncontrolling interests	(6,366)	(6,471)	(12,803)	(12,942)
Net income (loss) available to common shareholders	$26,373	$(72,079)	$17,281	$(64,456)

Basic earnings per common share:
Income (loss) from continuing operations	$0.29	$(0.87)	$0.15	$(1.15)
Discontinued operations	(0.04)	0.06	(0.03)	0.40
Net income (loss) available to common shareholders	$0.25	$(0.81)	$0.12	$(0.75)

Diluted earnings per common share:
Income (loss) from continuing operations	$0.29	$(0.87)	$0.15	$(1.15)
Discontinued operations	(0.04)	0.06	(0.03)	0.40
Net income (loss) available to common shareholders	$0.25	$(0.81)	$0.12	$(0.75)

Basic weighted average shares outstanding	91,027	90,774	90,989	90,733

Diluted weighted average shares outstanding	100,352	99,873	100,171	99,817

Veris Residential, Inc.
Statements of Funds from Operations and Core FFO
(in thousands, except per share/unit amounts) (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net income (loss) available to common shareholders	$26.373	$(72,079)	$17.281	$(64,456)
Add (deduct): Noncontrolling interests in Operating Partnership	3,029	(7,742)	2,064	(10,122)
Noncontrolling interests in discontinued operations	(334)	517	(267)	3,659
Real estate-related depreciation and amortization on continuing operations (a)	29,980	30,702	58,444	60,432
Real estate-related depreciation and amortization on discontinued operations	296	647	691	1,699
Property impairments on continuing operations	—	6,041	—	6,041
Impairment of unconsolidated joint venture investment (included in Equity in earnings)	—	(2)	—	(2)
Continuing operations: Realized (gains) losses and unrealized (gains) losses on disposition of rental property, net	—	(3,521)	(1,836)	(3,521)
Discontinued operations: Realized (gains) losses and unrealized (gains) losses on disposition of rental property, net	4,440	(2,080)	4,440	(24,861)
Funds from operations (b)	$63,784	$(47,517)	$80,817	$(31,131)

Add (Deduct):
(Gain) loss from early extinguishment of debt, net	129	46,735	6,418	46,735
Dead deal and post sales items in Other Income/expense	—	(1,351)	—	(3,068)
Dead deal and transaction-related costs	1,345	2,745	1,345	2,745
Land and other impairments	3,900	7,519	6,832	7,932
(Gain) on disposition of developable land	(55,125)	—	(57,748)	—
CEO and related management change costs	—	—	—	2,089
Severance/Rebranding costs	1,225	7,213	8,867	8,258
Lease breakage fee, net	—	—	(22,664)	—
Interest - derivative	$(2)	$—	$(2)	$—
Core FFO	$15,256	$15,344	$23,865	$33,560

Diluted weighted average shares/units outstanding (c)	100,352	99,873	100,171	99,817

Funds from operations per share/unit-diluted	$0.64	$(0.48)	$0.81	$(0.31)

Core funds from operations per share/unit diluted	$0.15	$0.15	$0.24	$0.34

Dividends declared per common share	$—	$—	$—	$—

Supplemental Information:
Non-incremental revenue generating capital expenditures:
Building improvements	$(2,243)	$(2,662)	$(5,492)	$(5,355)
Tenant improvements & leasing commissions (d)	(1,611)	(502)	(6,261)	(1,272)
Tenant improvements & leasing commissions on space vacant for more than a year	(9,606)	(6,354)	(15,898)	(9,156)
Straight-line rent adjustments (e)	1,981	(2,255)	6,627	(3,534)
Amortization of (above)/below market lease intangibles, net	4	(620)	(106)	(1,652)
Amortization of stock compensation	3,019	2,609	5,638	5,210
Amortization of lease inducements	37	5	75	(8)
Non real estate depreciation and amortization	325	329	650	654
Amortization of debt discount/(premium) and mark-to-market, net	—	65	—	232
Amortization of deferred financing costs	1,181	1,283	2,358	2,190

(a)	Includes the Company’s share from unconsolidated joint ventures, and adjustments for noncontrolling interest, of $2,571 and $2,533 for the three months ended June 30, 2022 and 2021, respectively and $5,242 and $4,808 for the six months ended June 30, 2022 and 2021, respectively. Excludes non-real estate-related depreciation and amortization of $325 and $329 for the three months ended June 30, 2022 and 2021, respectively and $650 and $654 for the six months ended June 30, 2022 and 2021, respectively.
(b)	Funds from operations is calculated in accordance with the definition of FFO of the National Association of Real Estate Investment Trusts (Nareit). See "Information About FFO" in this release.
(c)	Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common units into common shares (8,620 and 8,765 shares for the three months ended June 30, 2022 and 2021, respectively and 8,642 and 8,784 for the six months ended June 30, 2022 and 2021, respectively), plus dilutive Common Stock Equivalents (i.e. stock options).
(d)	Excludes expenditures for tenant spaces that have not been owned for at least a year.
(e)	Includes free rent of $1,917 and $4,464 for the three months ended June 30, 2022 and 2021, respectively and $4,118 and $8,189 for the six months ended June 30, 2022 and 2021, respectively. Also includes the Company's share from unconsolidated joint ventures of $(319) and $46 for the three months ended June 30, 2022 and 2021, respectively and $(624) and $134 for the six months ended June 30, 2022 and 2021, respectively.

Veris Residential, Inc.
Statements of Funds from Operations (FFO) and Core FFO per Diluted Share
(amounts are per diluted share, except share counts in thousands) (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net income (loss) available to common shareholders	$0.25	$(0.81)	$0.12	$(0.75)
Add (deduct): Real estate-related depreciation and amortization on continuing operations (a)	0.30	0.30	0.58	0.60
Real estate-related depreciation and amortization on discontinued operations	—	0.01	0.01	0.02
Property Impairment	—	0.06	—	0.06
Redemption value adjustment to redeemable noncontrolling interests	0.04	0.02	0.07	0.04
Continuing operations: Realized (gains) losses and unrealized (gains) losses on disposition of rental property, net	—	(0.04)	(0.02)	(0.04)
Discontinued operations: Realized (gains) losses and unrealized (gains) losses on disposition of rental property, net	0.04	(0.02)	0.04	(0.25)
Noncontrolling Interest/Rounding Adjustment	0.01	—	0.01	0.01
Funds from operations (b)	$0.64	$(0.48)	$0.81	$(0.31)

Add (Deduct):
(Gain) loss on extinguishment of debt	—	0.47	0.06	0.47
Dead deal and transaction costs	0.01	0.03	0.01	0.03
Land and other impairments	0.04	0.08	0.07	0.08
Dead deal and other post-sale items in other income/expense	—	(0.01)	—	(0.03)
(Gain) on disposition of developable land	(0.55)	—	(0.58)	—
Severance/Rebranding costs	0.01	0.07	0.09	0.08
CEO and related management change costs	—	—	—	0.02
Lease breakage fee, net	—	—	(0.23)	—
Rounding Adjustment	—	(0.01)	0.01	—
Core FFO	$0.15	$0.15	$0.24	$0.34

Diluted weighted average shares/units outstanding (c)	100,352	99,873	100,171	99,817

(a)	Includes the Company’s share from unconsolidated joint ventures, and adjustments for noncontrolling interest, of $0.03 and $0.03 for the three months ended June 30, 2022 and 2021, respectively, and $0.07 and $0.06 for the six months ended June 30, 2022 and 2021, respectively.
(b)	Funds from operations is calculated in accordance with the definition of FFO of the National Association of Real Estate Investment Trusts (Nareit). See “Information About FFO” in this release.
(c)	Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common units into common shares (8,620 and 8,765 shares for the three months ended June 30, 2022 and 2021, respectively and 8,642 and 8,784 shares for the six months ended June 30, 2022 and 2021, respectively), plus dilutive Common Stock Equivalents (i.e. stock options).

Veris Residential, Inc.
Consolidated Balance Sheets
(in thousands, except per share amounts) (unaudited)

ASSETS	June 30, 2022	December 31, 2021
Rental property
Land and leasehold interests	$499,042	$494,935
Buildings and improvements	3,392,977	3,375,266
Tenant improvements	108,895	106,654
Furniture, fixtures and equipment	117,543	100,011
	4,118,457	4,076,866
Less – accumulated depreciation and amortization	(620,414)	(583,416)
	3,498,043	3,493,450
Real estate held for sale, net	368,625	618,646
Net investment in rental property	3,866,668	4,112,096
Cash and cash equivalents	29,073	31,754
Restricted cash	24,356	19,701
Investments in unconsolidated joint ventures	132,790	137,772
Unbilled rents receivable, net	51,500	72,285
Deferred charges and other assets, net	203,467	151,347
Accounts receivable	3,143	2,363

Total assets	$4,310,997	$4,527,318

LIABILITIES AND EQUITY
Revolving credit facility and term loans	76,000	148,000
Mortgages, loans payable and other obligations, net	2,151,489	2,241,070
Dividends and distributions payable	111	384
Accounts payable, accrued expenses and other liabilities	69,220	134,977
Rents received in advance and security deposits	25,422	26,396
Accrued interest payable	5,257	5,760
Total liabilities	2,327,499	2,556,587
Commitments and contingencies

Redeemable noncontrolling interests	516,325	521,313

Equity:
Veris Residential, Inc. stockholders’ equity:
Common stock, $0.01 par value, 190,000,000 shares authorized, 91,062,532 and 90,948,008 shares outstanding	911	909
Additional paid-in capital	2,525,466	2,530,383
Dividends in excess of net earnings	(1,232,038)	(1,249,319)
Accumulated other comprehensive income (loss)	1,941	9
Total Veris Residential, Inc. stockholders’ equity	1,296,280	1,281,982

Noncontrolling interests in subsidiaries:
Operating Partnership	132,250	127,053
Consolidated joint ventures	38,643	40,383
Total noncontrolling interests in subsidiaries	170,893	167,436

Total equity	1,467,173	1,449,418

Total liabilities and equity	$4,310,997	$4,527,318